Credit Suisse - Asset Backed Securities
BancCap

IO
277 records

Selection Criteria: IO
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 277
Aggregate Scheduled Principal Balance: 76,844,880.75
Minimum Scheduled Balance: 83,999.96
Maximum Scheduled Balance: 725,000.00
Average Scheduled Balance: 277,418.34
Aggregate Original Principal Balance: 76,856,943.00
Minimum Original Balance: 84,000.00
Maximum Original Balance: 725,000.00
Average Original Balance: 277,461.89
Fully Amortizing Loans (NON BALLOON): 100.00
1st Lien: 100.00
Weighted Average Gross Coupon: 6.958
Minimum Coupon: 5.425
Maximum Coupon: 9.750
Weighted Average Original Term: 360
Minimum Original Term: 360
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 356
Minimum Remaining Term: 352
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 5.790
Minimum Margin: 2.250
Maximum Margin: 6.750
Weighted Average Max Rate: 13.619
Minimum Max Rate: 11.425
Maximum Max Rate: 15.990
Weighted Average Min Rate: 6.966
Minimum Min Rate: 5.425
Maximum Min Rate: 9.750
Weighted Average Loan-to-Value: 80.83
Low LTV: 58.95
High LTV: 100.00
LTV = 80: 53.22
LTV > 80: 28.40
Weighted Avera ge Fico: 646
Min FICO: 564
Max FICO: 783
Top 5 States: CA(55%),MN(11%),FL(7%),IL(6%),VA(3%)
% Silent Second: 49.29
WA Months to Next Adjustment Date: 21
WA CLTV: 90.51

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2 /28 ARM (IO)	235	65,045,141.80	84.64	356	7.000	646	81.05
3 /27 ARM (IO)	15	3,626,193.92	4.72	355	6.712	635	81.93
5 /25 ARM (IO)	5	1,354,412.05	1.76	355	6.561	657	73.69
Fixed (IO)	22	6,819,132.98	8.87	355	6.765	657	79.61
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Original Principal Balance ($)	% of Original Principal Balance (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	8	731,808.00	0.95	358	7.601	619	81.35
100,000.01 - 150,000.00	29	3,727,350.00	4.85	356	7.344	635	81.07
150,000.01 - 200,000.00	50	8,770,220.00	11.41	355	6.999	641	80.46
200,000.01 - 250,000.00	42	9,306,810.00	12.11	355	6.916	640	80.20
250,000.01 - 300,000.00	42	11,520,689.00	14.99	356	6.936	636	80.54
300,000.01 - 350,000.00	38	12,339,734.00	16.06	356	6.875	655	80.27
350,000.01 - 400,000.00	24	9,148,010.00	11.90	356	7.003	652	80.32
400,000.01 - 450,000.00	12	5,134,182.00	6.68	356	6.912	642	81.32
450,000.01 - 500,000.00	23	10,993,440.00	14.30	356	6.844	648	82.33
500,000.01 - 550,000.00	4	2,077,200.00	2.70	356	7.025	726	83.74
550,000.01 - 600,000.00	2	1,125,000.00	1.46	357	7.838	611	90.00
600,000.01 - 650,000.00	2	1,257,500.00	1.64	356	6.710	655	79.48
700,000.01 - 750,000.00	1	725,000.00	0.94	355	6.500	647	65.91
Total:	277	76,856,943.00	100.00	356	6.958	646	80.83

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	8	731,754.28	0.95	358	7.601	619	81.35
100,000.01 - 150,000.00	29	3,726,562.66	4.85	356	7.344	635	81.07
150,000.01 - 200,000.00	50	8,766,673.49	11.41	355	6.999	641	80.46
200,000.01 - 250,000.00	42	9,306,138.15	12.11	355	6.916	640	80.20
250,000.01 - 300,000.00	42	11,517,657.91	14.99	356	6.936	636	80.54
300,000.01 - 350,000.00	38	12,336,950.11	16.05	356	6.875	655	80.27
350,000.01 - 400,000.00	24	9,147,759.98	11.90	356	7.003	652	80.32
400,000.01 - 450,000.00	12	5,133,996.80	6.68	356	6.912	642	81.32
450,000.01 - 500,000.00	23	10,993,129.46	14.31	356	6.844	648	82.33
500,000.01 - 550,000.00	4	2,077,200.00	2.70	356	7.025	726	83.74
550,000.01 - 600,000.00	2	1,125,000.00	1.46	357	7.838	611	90.00
600,000.01 - 650,000.00	2	1,257,057.91	1.64	356	6.710	655	79.48
700,000.01 - 750,000.00	1	725,000.00	0.94	355	6.500	647	65.91
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
301 - 360	277	76,844,880.75	100.00	356	6.958	646	80.83
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Minimum: 352
Maximum: 360
Weighted Average: 356

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.499	2	542,299.01	0.71	354	5.460	623	78.06
5.500 - 5.999	9	2,762,517.72	3.59	355	5.845	677	81.46
6.000 - 6.499	51	15,218,914.95	19.80	355	6.294	640	80.54
6.500 - 6.999	98	28,089,855.22	36.55	356	6.744	645	80.31
7.000 - 7.499	51	14,346,251.21	18.67	356	7.226	652	81.18
7.500 - 7.999	50	11,794,749.72	15.35	357	7.716	647	80.95
8.000 - 8.499	7	1,757,101.32	2.29	358	8.257	655	79.09
8.500 - 8.999	4	990,391.79	1.29	357	8.770	621	85.72
9.000 - 9.499	3	967,500.00	1.26	359	9.164	620	88.51
9.500 - 9.999	2	375,299.81	0.49	359	9.739	627	90.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Minimum: 5.425
Maximum: 9.750
Weighted Average: 6.958

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
55.01 - 60.00	1	168,000.00	0.22	359	7.850	601	58.95
60.01 - 65.00	3	785,000.00	1.02	357	6.611	651	62.53
65.01 - 70.00	9	2,688,341.69	3.50	355	6.670	637	68.47
70.01 - 75.00	20	6,025,897.85	7.84	356	6.867	624	73.42
75.01 - 80.00	172	45,353,825.85	59.02	356	6.938	651	79.83
80.01 - 85.00	35	11,523,728.67	15.00	355	6.841	646	84.27
85.01 - 90.00	29	8,401,536.14	10.93	356	7.346	643	89.63
90.01 - 95.00	7	1,729,350.55	2.25	355	7.165	639	94.92
95.01 - 100.00	1	169,200.00	0.22	356	7.500	660	100.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
560 - 579	6	1,495,290.10	1.95	354	7.053	572	83.19
580 - 599	31	8,486,416.55	11.04	355	6.796	591	80.02
600 - 619	53	14,219,912.93	18.50	356	6.977	611	79.68
620 - 639	57	13,996,180.40	18.21	356	6.982	629	81.28
640 - 659	53	15,228,700.99	19.82	356	7.128	649	81.33
660 - 679	20	6,124,313.77	7.97	357	7.080	668	81.55
680 - 699	24	7,704,697.44	10.03	356	6.840	688	80.10
700 - 719	15	4,061,974.74	5.29	356	6.680	708	81.25
720 - 739	6	1,703,978.73	2.22	355	6.547	733	81.77
740 - 759	9	2,374,715.11	3.09	356	6.927	747	81.77
760 - 779	2	911,999.99	1.19	356	6.708	771	80.00
780 - 799	1	536,700.00	0.70	356	7.615	783	85.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Minimum: 564
Maximum: 783
Weighted Average: 646

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	5	1,426,119.99	1.86	357	7.151	653	84.20
20.01 - 25.00	3	711,999.18	0.93	355	7.430	634	87.77
25.01 - 30.00	17	4,001,827.82	5.21	356	6.956	667	81.24
30.01 - 35.00	21	4,679,922.06	6.09	356	7.039	649	81.58
35.01 - 40.00	54	13,676,372.97	17.80	356	6.967	636	80.62
40.01 - 45.00	75	20,344,407.65	26.47	356	6.932	653	80.94
45.01 - 50.00	84	26,532,128.02	34.53	356	6.928	646	80.08
50.01 - 55.00	18	5,472,103.06	7.12	356	6.998	631	81.87
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Non-Zero Minimum: 8.79
Maximum: 54.54
Weighted Average: 42.03

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	121	42,279,330.94	55.02	356	6.804	651	80.92
Minnesota	43	8,282,285.81	10.78	355	6.983	637	79.74
Florida	24	5,276,265.20	6.87	357	7.172	651	77.39
Illinois	21	4,716,187.96	6.14	355	7.113	637	83.08
Virginia	9	2,687,225.15	3.50	356	7.384	625	82.12
Maryland	11	2,673,836.52	3.48	356	7.112	622	81.76
New York	3	1,038,700.99	1.35	355	6.495	637	80.70
Massachusetts	4	922,718.73	1.20	355	6.498	688	82.94
New Jersey	3	909,000.00	1.18	356	7.154	656	79.05
Colorado	5	874,481.81	1.14	357	7.565	623	83.67
Michigan	3	863,900.00	1.12	356	7.386	711	82.68
Texas	5	786,388.00	1.02	357	7.629	648	84.30
Arizona	4	785,670.00	1.02	355	6.789	618	80.48
Nevada	2	631,619.20	0.82	356	7.022	672	80.00
Wisconsin	2	540,000.00	0.70	355	7.612	591	83.13
Rhode Island	2	519,641.69	0.68	355	6.483	644	75.59
Washington	2	491,800.00	0.64	357	7.247	649	83.38
Hawaii	1	454,348.86	0.59	358	8.250	659	72.72
Delaware	2	429,243.98	0.56	356	7.332	611	81.48
Georgia	2	406,125.00	0.53	356	7.465	661	83.37
New Hampshire	1	344,720.00	0.45	356	7.490	649	80.00
Indiana	3	293,400.00	0.38	357	7.260	617	83.37
Kansas	1	261,000.00	0.34	360	9.200	649	90.00
Oregon	1	160,760.00	0.21	358	7.990	628	80.00
South Carolina	1	132,230.91	0.17	354	6.450	618	84.94
Iowa	1	84,000.00	0.11	360	8.600	605	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

Number of States Represented: 26

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Primary Home	272	75,763,761.44	98.59	356	6.943	646	80.89
Investor Property	4	876,819.31	1.14	354	7.617	631	73.58
Vacation Home	1	204,300.00	0.27	359	9.750	658	90.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Full Documentation	164	44,208,297.91	57.53	356	6.717	637	81.18
Stated Documentation	111	31,985,382.84	41.62	356	7.294	658	80.37
Limited Documentation	2	651,200.00	0.85	357	6.789	686	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Refinance - Cash Out	152	42,647,726.46	55.50	355	6.899	634	80.71
Purchase	111	30,856,566.62	40.15	356	7.055	663	80.63
Refinance - Rate/Term	14	3,340,587.67	4.35	356	6.819	651	84.28
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	28	10,136,501.93	13.19	356	6.795	640	81.19
PAG I	180	48,695,636.76	63.37	356	6.998	661	81.16
PAG II	42	10,659,851.31	13.87	356	7.058	618	79.28
PAG III	25	6,832,890.75	8.89	355	6.790	592	80.40
PAG IV	2	520,000.00	0.68	355	6.608	653	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Single Family	226	63,082,031.19	82.09	356	6.901	643	80.67
PUD	23	6,647,013.68	8.65	356	7.218	661	83.40
Two-Four Family	12	3,471,438.00	4.52	355	7.082	650	77.29
Condominium	13	2,805,197.88	3.65	356	7.468	675	83.03
Manufactured Housing	2	647,200.00	0.84	356	6.981	673	80.00
Townhouse/Rowhouse	1	192,000.00	0.25	355	6.850	614	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	54	12,361,045.24	16.09	356	7.186	644	82.33
12	23	7,366,473.54	9.59	356	6.822	654	79.77
24	164	46,705,045.52	60.78	356	6.983	644	80.72
36	36	10,412,316.45	13.55	355	6.673	655	80.29
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
11.000 - 11.499	1	250,000.00	0.36	354	5.425	605	64.10
11.500 - 11.999	5	1,351,177.73	1.93	355	5.800	664	80.00
12.000 - 12.499	12	3,240,271.62	4.63	355	6.163	660	81.06
12.500 - 12.999	36	9,572,001.32	13.67	355	6.671	657	80.06
13.000 - 13.499	44	13,555,612.30	19.36	356	6.528	636	81.10
13.500 - 13.999	82	22,683,920.95	32.39	356	6.988	644	80.41
14.000 - 14.499	41	11,430,255.32	16.32	356	7.340	652	81.12
14.500 - 14.999	26	5,838,708.91	8.34	356	7.813	634	82.04
15.000 - 15.499	5	1,341,499.81	1.92	358	8.877	626	87.41
15.500 - 15.999	3	762,299.81	1.09	357	9.359	634	90.00
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.499	2	542,299.01	0.77	354	5.460	623	78.06
5.500 - 5.999	9	2,762,167.59	3.94	355	6.119	679	80.76
6.000 - 6.499	45	13,536,345.82	19.33	355	6.290	638	80.81
6.500 - 6.999	91	25,648,814.68	36.63	356	6.750	646	80.48
7.000 - 7.499	46	13,014,392.90	18.59	356	7.234	652	81.58
7.500 - 7.999	46	10,431,434.85	14.90	357	7.725	641	80.54
8.000 - 8.499	7	1,757,101.32	2.51	358	8.257	655	79.09
8.500 - 8.999	4	990,391.79	1.41	357	8.770	621	85.72
9.000 - 9.499	3	967,500.00	1.38	359	9.164	620	88.51
9.500 - 9.999	2	375,299.81	0.54	359	9.739	627	90.00
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2.250 - 2.499	1	94,400.00	0.13	360	7.500	622	80.00
3.500 - 3.749	1	326,383.88	0.47	355	5.750	633	80.00
3.750 - 3.999	3	440,999.81	0.63	356	7.334	631	85.29
4.000 - 4.249	1	382,000.00	0.55	355	6.500	597	78.76
4.250 - 4.499	3	890,000.00	1.27	354	7.158	633	82.69
5.000 - 5.249	1	372,000.00	0.53	357	7.000	692	61.29
5.250 - 5.499	22	6,053,739.65	8.65	356	6.832	679	82.08
5.500 - 5.749	22	6,970,742.72	9.95	356	6.616	659	80.09
5.750 - 5.999	195	52,905,645.48	75.55	356	7.031	641	81.10
6.000 - 6.249	1	84,000.00	0.12	360	8.600	605	80.00
6.250 - 6.499	1	454,348.86	0.65	358	8.250	659	72.72
6.750 - 6.999	4	1,051,487.37	1.50	356	6.997	612	81.18
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

Minimum: 2.250
Maximum: 6.750
Weighted Average: 5.790

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2007-07	1	106,997.37	0.15	352	7.340	573	94.69
2007-08	4	1,106,177.00	1.58	353	7.076	660	80.99
2007-09	30	7,572,997.72	10.81	354	6.559	630	80.97
2007-10	48	12,593,871.98	17.98	355	6.772	619	81.97
2007-11	114	33,355,474.92	47.63	356	6.917	656	80.98
2007-12	2	1,009,500.00	1.44	357	6.921	666	76.26
2008-01	12	2,928,824.81	4.18	358	8.259	643	81.31
2008-02	19	5,129,698.00	7.33	359	7.787	661	80.10
2008-03	5	1,241,600.00	1.77	360	8.005	641	79.86
2008-09	7	1,405,993.92	2.01	354	6.649	616	81.10
2008-10	3	1,193,000.00	1.70	355	6.874	620	83.48
2008-11	4	932,800.00	1.33	356	6.521	686	81.38
2009-03	1	94,400.00	0.13	360	7.500	622	80.00
2010-09	1	173,109.81	0.25	354	6.250	708	80.00
2010-10	3	983,302.24	1.40	355	6.530	646	69.29
2010-11	1	198,000.00	0.28	356	6.990	664	90.00
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.500	2	601,700.00	0.86	353	6.898	671	75.17
2.000	142	41,643,609.95	59.47	356	6.865	644	81.11
3.000	111	27,780,437.82	39.67	356	7.146	647	80.83
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

Minimum: 1.500
Maximum: 3.000
Weighted Average: 2.392

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.000	94	23,828,242.61	34.03	356	7.168	648	80.80
1.500	3	1,136,348.86	1.62	358	7.704	656	70.83
2.000	158	45,061,156.30	64.35	356	6.857	643	81.29
Total:	255	70,025,747.77	100.00	356	6.977	645	80.95

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.652

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
24	9	2,354,344.68	3.06	356	6.928	640	76.13
36	9	2,721,750.91	3.54	356	6.842	649	81.15
60	259	71,768,785.16	93.39	356	6.964	646	80.97
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	176	50,754,869.97	66.05	355	6.841	645	81.17
Flexpoint Funding	3	1,136,348.86	1.48	358	7.704	656	70.83
Funding America	56	16,220,941.95	21.11	357	7.285	658	80.71
Maribella Mortgage	40	8,300,719.97	10.80	354	6.894	632	80.38
Oakstreet Mortgage	2	432,000.00	0.56	360	7.695	614	80.00
Total:	277	76,844,880.75	100.00	356	6.958	646	80.83

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.